            Industry Canada                                        Industrie Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

EXFO Inc.		197586-2
______________________________________		___________________________________
Name of corporation-Dénomination de la société		Corporation number-Numéro de la société
I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés :
a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;
b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;
c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;
/s/ Richard G. Shaw		February 28, 2010 / le 28 février 2010
Richard G. Shaw Director - Directeur		Date of Amendment / Date de modification

Canada

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

Canada Business Corporations Act	Loi canadienne sur les Sociétés par actions	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

  Processing Type – Mode de traitement                        E-Commerce/Commerce-É
1.	Name of corporation – Dénomination de la société	2.	Corporation No. – No de la société
EXFO Ingénierie Électro-Optique Inc. / EXFO Electro-Optical Engineering Inc.		197586-2
3.	The articles of the above-named corporation are amended as follows : Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

The corporation changes its name to :
EXFO Inc.

Date	Name – Nom	Signature	Capacity of – en qualité
2010-02-01	BENOIT RINGUETTE		AUTHORIZED OFFICER
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Canada